UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Priveterra Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39858	85-2478126
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1 Park Plaza
Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 787-2910

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	PMGMU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	PMGM	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	PMGM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 10, 2024, Priveterra Acquisition Corp. II, a Delaware corporation (the “Company”), received a notice (the “Notice”) from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s securities (common stock, warrants and units) would be subject to suspension and delisting from The Nasdaq Capital Market at the opening of business on January 19, 2024, due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement. The Company intends to timely request a hearing before the Panel to allow additional time to complete a business combination. If timely filed, the hearing request will result in a stay of any suspension or delisting action pending the Panel’s decision.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2024, the Company filed an amendment (the “Extension Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware following the conclusion of the special meeting of stockholders of the Company (the “Special Meeting”). A copy of the Extension Amendment is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on January 5, 2024. At the Special Meeting, the Company’s stockholders voted on the proposal set forth below. The proposal is described in greater detail in the definitive proxy statement of the Company, which was filed with the Securities and Exchange Commission on December 19, 2023.

As of the close of business on December 12, 2023, the record date for the Special Meeting, there were 8,821,956 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), and 0 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock” and together with Class A common stock, the “common stock”), outstanding. Each share of common stock was entitled to one vote on each of the proposal. At the Special Meeting, there were 8,253,208 shares of common stock present in person or by proxy, representing approximately 93.55% of the outstanding shares of common stock entitled to vote as of the Record Date, which constituted a quorum to conduct business.

The proposal was approved by the Company’s stockholders. A summary of the voting results for the proposal is set forth below:

Third Extension Amendment Proposal

A proposal to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which it has to consummate a business combination from January 12, 2024 (the date which is 36 months from the closing date of the Company’s initial public offering of the units) to April 12, 2024 (the date which is 39 months from the closing date of the Company’s initial public offering of the units), by depositing into the Company’s trust account $0.03 for each share of Class A common stock that was not redeemed, and then on a monthly basis up to six times to October 12, 2024 (the date that is 45 months from the closing date of the Company’s initial public offering of the units), by depositing into the Company’s trust account, for each one-month extension, $0.01 for each share of Class A common stock that was not redeemed, or such earlier date as determined by the Company’s board of directors:

For	Against	Abstain
8,226,826	26,372	10

In connection with the Special Meeting, stockholders holding an aggregate of 595,559 shares of the Company’s Class A common stock exercised their right to redeem their shares for approximately $11.03 per share of the funds held in the Company’s trust account, leaving approximately $14,626,691 in cash in the trust account after satisfaction of such redemptions and prior to the deposit of any additional funds into the Company’s trust account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Registrant’s Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2024

PRIVETERRA ACQUISITION CORP. II

	By:	/s/ Oleg Grodnensky
	Name:	Oleg Grodnensky
	Title:	Chief Executive Officer